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                                                                    EXHIBIT 21.0

                         Subsidiaries of the Registrant

3692116 Canada Inc.
Incorporated in Canada

Audio Visual Systems, Inc.
Incorporated in the state of Ohio

Central Audio Visual, Inc.
Incorporated in the state of Florida

C & G Marketing, Inc.
Incorporated in the state of Alabama

Compass Consumables Inc.
Incorporated in Canada

Compass Export Marketing (Overseas) Limited
Incorporated in the British Virgin Islands (Inactive)

Computer Showcase, Inc.
Incorporated in the state of Georgia

Consolidated Media Systems, Inc.
Incorporated in the state of Tennessee

Digital Networks, Inc.
Incorporated in the state of Maryland

Diversified Data Products, Inc.
Incorporated in the state of Michigan

Diversified Data Products (U.K.) Limited
Incorporated in England

Dreher Business Products, Inc.
Incorporated in the state of Ohio

Duo-Communications of Canada Ltd.
Incorporated in Canada

Electronic Image Systems, Inc.
Incorporated in the state of Washington

Fairview - AFX, Inc.
Incorporated in the state of Oklahoma


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Subsidiaries of the Registrant
Page 2


MCSi-California, Inc.
Incorporated in the state of Maryland

MCSi  Canada Inc.
Incorporated in the province of Ontario, Canada

MCSi Purchasing L.L.C.
a Maryland limited liability company

MCSi-Texas, Inc.
Incorporated in the state of Texas

Midwest Visual Equipment Co., Inc.
Incorporated in the state of Illinois

Technical Industries, Inc.
Incorporated in the state of Georgia

Video Images, Inc.
Incorporated in the state of Wisconsin

Westek Presentation Systems, Inc.
Incorporated in the state of California

Zengine, Inc.
Incorporated in the state of Delaware